Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of ZOOZ Power Ltd. of our report dated March 7, 2025, relating to the financial statements, which appears in ZOOZ Power Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
September 29, 2025	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers
International Limited